 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 24, 2017

Care.com, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36269	20-5785879
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

77 Fourth Avenue, Fifth Floor Waltham, MA 02451 (Address of principal executive offices) (Zip Code)

(781) 642-5900 (Registrant’s telephone number, include area code)

N/A (Former Name or Former Address, if Changed Since Last Report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [x]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [x]

Item 5.07. Submission of Matters to a Vote of Security Holders
On May 24, 2017, Care.com, Inc. (the “Company”) held its annual meeting of stockholders to consider and vote on the matters listed below. The proposals are described in detail in the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 12, 2017. The final voting results from the meeting are set forth below.
Proposal No. 1
Votes regarding the election of two Class I directors to hold office until the Company’s 2020 Annual Meeting of Stockholders were as follows:

Nominee	For	Withheld	Broker Non-Votes
Sheila Lirio Marcelo	22,513,905	164,185	4,602,841
I. Duncan Robertson	22,561,194	116,896	4,602,841

Proposal No. 2
Votes regarding the ratification of the selection, by the audit committee of the Company’s Board of Directors, of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 30, 2017 were as follows:

For	Against	Abstain	Broker Non-Votes
26,942,086	312,041	26,804	N/A

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 25, 2017	By:	/s/ Diane M. Musi
Diane M. Musi
General Counsel and Corporate Secretary